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                                                                   EXHIBIT 10.13

                          TRADEMARK LICENSE AGREEMENT
                          ---------------------------

     This TRADEMARK LICENSE AGREEMENT ("Agreement") is dated and effective as of April 1, 2000 ("Effective Date"), by and between Friedman's Management Corp., a Delaware corporation having its principal office and place of business at 4 West State Street, Savannah, Georgia 31401 ("Licensor"), and Crescent Jewelers, a California corporation having its principal office and place of business at 315 11/th/ Street, Oakland, California 94607 ("Licensee").

                             W I T N E S S E T H:

     WHEREAS, Licensee desires to obtain the right to use the Friedman's Marks for goods and services in connection with its retail jewelry stores, and for the purpose of ensuring the maintenance of high quality standards and reputation to the public in connection with the use of the Friedman's Marks; and

     WHEREAS, Licensor has the right to grant to Licensee a license to use the Friedman's Marks, and is willing to do so on the terms and conditions provided below;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

                                  ARTICLE I:
                                  DEFINITIONS
                                  -----------

     1.01 "Change of Control" means and includes each of the following:

          (a) A change of control of the company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934, (the "1934 Act") regardless of whether the company is subject to such reporting requirement;

          (b) A change of control of the company through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the company as of the date of this Agreement, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly, of securities of the company representing 50% or more of the combined voting power of the company's then outstanding securities;

          (c) Any consolidation, merger or share exchange involving the company in which the company is not the continuing or surviving corporation or pursuant to which shares of company stock would be converted into cash, securities or other property, other than a merger of the company in which the holders of the shares of company stock immediately
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          before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

          (d) The stockholders of the company approve any plan or proposal for the liquidation or dissolution of the company;

          (e) Substantially all of the assets of the company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended) in which the company is a member; or

          (f) Any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), including affiliates of the company as of the date of this Agreement, who is, as of the date of this Agreement, the beneficial owner (as that term is used in Section 13(d) of the 1934
          Act) directly or indirectly, of securities of the company representing 50% or more of the combined voting power of the company's outstanding securities, ceases to be the owner of securities of the company representing 50% or more of the combined voting power of the company's outstanding securities.

     1.02 "Friedman's Marks" shall mean the trade names, trademarks and service marks as more particularly identified in Schedule A attached hereto, as may be
                                         ----------
amended by the parties from time to time by written consent.

     1.03 "Licensed Trademark Goods" shall mean any goods utilizing the Friedman's Marks, developed or acquired for sale to the public in connection with Licensee's retail jewelry stores.

     1.04 "Licensed Service Mark Services" shall mean Licensee's services utilizing the Friedman's Marks, performed in connection with Licensee's retail jewelry stores.

     1.05 "Licensed Territory" shall mean those States of the United States of America, and such other countries or territories as are listed from time to time on Schedule B hereto. Such Schedule B may be revised from time to time by the parties hereto, as evidenced by the signature of the parties on such revised Schedule B.

     1.06 "Termination Event" shall mean either (i) the termination of that certain Warrant to Purchase Common Stock of Crescent Jewelers, Inc., issued in favor of Friedman's Inc.; or (ii) a Change of Control of Licensee or its parent, Crescent Jewelers, Inc., a Delaware corporation.

                                      -2-
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                                  ARTICLE II:
                               GRANT OF LICENSES
                               -----------------

     2.01 Subject to the terms and conditions specified in this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable license to use the Friedman's Marks in connection with the Licensed Service Mark Services and Licensed Trademark Goods in the Licensed Territory during the Term.

                                  ARTICLE III:
                                    ROYALTY
                                    -------

     3.01 In exchange for the licenses granted herein, Licensee shall pay to Licensor an initial royalty (the "Initial Royalty") equal to one hundred thousand dollars ($100,000) for the period from the Effective Date until September 30, 2000, and an annual royalty ("Annual Royalty") equal to eighty thousand dollars ($80,000) for each fiscal year thereafter through September 30, 2005. Thereafter, the Annual Royalty shall be automatically revised every five years to be equal to the one-fifth of .4% of the Total Revenue of Licensee for the twelve month period ending on September 30, the last day in each five year period. Each such five-year period, including the initial period ending on September 30, 2005, shall hereinafter be referred to as a "Royalty Period."

     For purposes of this Agreement, a fiscal year shall begin on October 1 and end on September 30 of each year. The Initial Royalty and each Annual Royalty (collectively the "Royalty") shall be paid in United States dollars.

     3.02 Licensor and Licensee agree that the Royalty is a reasonable and fair royalty for Licensee's use of the Friedman's Marks pursuant to the licenses granted herein.

     3.03 Licensor and Licensee agree that the Initial Royalty shall be due and payable in full on or before September 30, 2000. Licensor and Licensee agree that each Annual Royalty is to be paid on a quarterly basis each year and shall be due and payable in full by the first day of each quarter. Any Royalty which is not timely remitted as provided for under this article shall bear interest at the annual rate of ten percent (10%), or the maximum legal rate allowed by law, whichever is less, and such interest shall begin to accrue as of the first day when said payment was initially due.

                                  ARTICLE IV:
                         OWNERSHIP OF FRIEDMAN'S MARKS
                         -----------------------------

     4.01 Licensor shall have and retain full and complete ownership of the Friedman's Marks and the goodwill associated therewith during the entire term of this Agreement, and Licensee agrees that nothing contained herein shall vest or otherwise give to Licensee any right, title or interest in or to any of the Friedman's Marks, except the right to use the same in accordance with the terms of this Agreement.

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     4.02 Licensor shall be responsible for maintaining the Friedman's Marks in full force and effect by, among other means, preparing and filing any and all necessary applications, affidavits, renewals, registered user registrations, and/or other documents as may be required by law to maintain the active status of the Friedman's Marks and any registrations therefor.

     4.03 Licensee agrees that its use of the Friedman's Marks under this Agreement and the goodwill associated with such use inures to the benefit of Licensor, and Licensee agrees to execute any and all documents requested by Licensor confirming the same, and/or confirming Licensor's title and ownership of the Friedman's Marks.

     4.04 Licensee agrees that it shall not, during the Term of this Agreement or thereafter, assert any claim adverse to Licensor's right, title or interest in or to any of the Friedman's Marks or to any distinctive features used in connection therewith, and that Licensee shall not use any of the Friedman's Marks in any way that could prejudice Licensor's rights therein.

                                  ARTICLE V:
                                QUALITY CONTROL
                                ---------------

     5.01 Licensee agrees to maintain the highest standards respecting the nature and quality of Licensed Service Mark Services and Licensed Trademark Goods in accordance with such quality control standards and procedures provided from time to time by Licensor during the Term of this Agreement. Licensee recognizes that, as a result of many years of advertising, investment and dependable service to the consuming public, the Friedman's Marks have acquired a high degree of fame and favorable recognition with the purchasing public in connection with the goods and services in connection with which the Friedman's Marks have been used.

     5.02 Licensee agrees to use its best efforts to preserve the high standards and goodwill of the Friedman's Marks and to exercise such supervision and control with respect to all of the Licensed Service Mark Services and Licensed Trademark Goods so as to preserve and enhance the goodwill of the Friedman's Marks and the high and favorable recognition with the purchasing public that the Friedman's Marks now carry and to otherwise protect the public from confusion and deception.

     5.03 Licensor has the right to provide such quality control standards and procedures and the manner in which Friedman's Marks are used as may be reasonably necessary to ensure the quality of the Licensed Service Mark Services and the Licensed Trademark Goods and to protect the goodwill of the Friedman's Marks. Licensor (by itself or through its authorized agent) reserve the right to inspect each establishment operated by Licensee in the provision of the Licensed Service Mark Services and Licensed Trademark Goods, to approve samples of any and all Licensed Trademark Goods manufactured by or for Licensee and which are merchandised by Licensee, and to review all advertising and promotional materials using the Friedman's Marks, all for the purpose of ensuring that the nature and quality of goods and services and use of the

                                      -4-
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Friedman's Marks are maintained as required herein.  At the request of Licensor
(or its authorized agent(s)), Licensee shall furnish to Licensor, without charge, specifications for any Licensed Trademark Goods, together with any other relevant data available from such suppliers. Licensee shall permit Licensor and/or its authorized agents to make on-site inspections of any of its establishments at the request of Licensor during normal business hours and upon reasonable notice.

     5.04 In the event Licensor determines that Licensee has failed to meet the quality control standards and procedures established by Licensor, then Licensor shall furnish Licensee written notice specifying in reasonable detail the respects in which Licensee has failed, and if reasonably necessary, specifying steps to be taken to cure the failure. Licensee shall, upon receipt of such notification from Licensor, immediately commence, and thereafter diligently pursue, curing any default with respect to the quality control standards and procedures and shall achieve the cure within a reasonable time. If Licensee fails to do so, then Licensee shall immediately cease and terminate shipments of any of the Licensed Trademark Goods upon which the failure of standards and procedures has occurred and shall immediately discontinue any Licensed Trademark Service in which the failure of standards and procedures has occurred and not resume the use of any such good or service until it has received authorization, in writing, from Licensor to resume such activity.

                                  ARTICLE VI:
                          TRADEMARK USAGE AND NOTICES
                          ---------------------------

     6.01 Licensee agrees to maintain a reasonable degree of continuity respecting the appearance, design and usage of the Friedman's Marks in accordance with the standards and procedures provided by Licensor, and Licensee further agrees to use the federal trademark notice of registration, "(R)", or other appropriate notice as specified by Licensor in connection with its use of the Friedman's Marks whenever practical.

     6.02 Licensee agrees not to use the Friedman's Marks in a descriptive or generic manner.

                                 ARTICLE VII:
              INFRINGEMENT AND UNAUTHORIZED USE BY THIRD PARTIES
              --------------------------------------------------

     7.01 Licensee agrees to promptly notify Licensor in the event Licensee determines that any of the Friedman's Marks are being infringed or are adversely affected by any unauthorized and unlawful use by any third party, and Licensee further agrees to take no action of any kind with respect to such infringement or adverse use, except by and in accordance with an express written authorization of Licensor.

     7.02 Licensor shall take all action reasonably necessary to prevent infringement and unauthorized use of any of the Friedman's Marks, and shall prosecute such persons and entities and seek to cancel all registrations or applications for registration which unreasonably infringe upon or dilute any of the Friedman's Marks and Licensor's interest

                                      -5-
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in connection therewith, and all cost for any such action will be borne by
Licensor, and all recoveries from any such action would be the sole and exclusive property of Licensor or its designee.

     7.03 Licensor shall commence or prosecute any claims or suits in its own name, or at its discretion, it may join Licensee as a party thereto, and Licensee shall assist Licensor to the extent necessary in the protection of Licensor's rights to any of the Friedman's Marks.

     7.04 Licensor agrees to indemnify, defend and hold harmless Licensee from and against any and all loss, costs, expenses (including reasonable attorneys' fees and expenses), claims, demands, causes of action, damages and liabilities arising out of Licensee's use of the Friedman's Marks in accordance with the terms of this Agreement.

     7.05 Licensee agrees to indemnify, defend and hold harmless Licensor from and against any and all loss, costs, expenses (including reasonable attorneys' fees and expenses), claims, demands, causes of action, damages and liabilities arising out of any of the following: (a) any unauthorized use of or infringement of the Friedman's Marks by Licensee; (b) any breach by Licensee of this Agreement; and (c) libel or slander against, or invasion of the right of privacy, publicity or property of, or violation or misappropriation of any other right of any third party by Licensee.

                                 ARTICLE VIII:
                             TERM AND TERMINATION
                             --------------------

     8.01 The term of this Agreement shall begin on the Effective Date and shall expire on the date any Termination Event occurs (the "Term"), unless terminated earlier pursuant to the terms of this Agreement.

     8.02 Licensee shall have the right to terminate this Agreement upon written notice delivered to Licensor not less than thirty (30) days prior to the end of each Royalty Period.

     8.02 In the event Licensee commits any breach of any covenant or agreement contained herein, then, in any such case if Licensee fails to remedy such default or breach within thirty (30) days after receipt of written notice thereof by Licensor, Licensor shall have the right, at its option and by written notice, to terminate this Agreement forthwith. Failure of Licensor to terminate this Agreement for any default or breach shall not be deemed a waiver of its right to do so upon a default or breach of a continuing nature or upon any other default or breach, either of the same or different character.

     8.03 Licensor shall have the right to terminate this Agreement upon thirty
(30) days written notice to Licensee in the event Licensee shall make any assignment of assets for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either voluntarily or involuntarily bankrupt, unless such condition is cured by Licensee within the thirty

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(30) day notice period, and the termination of this Agreement shall be effective at the end of said notice period.

     8.04 Upon the effective date of any termination of this Agreement as provided herein, Licensee shall no longer be licensed under any of the Friedman's Marks and shall promptly discontinue all use of the same; provided, however, that Licensee shall have a period of ninety (90) days following the effective date of termination to dispose of any and all Licensed Trademark Goods which it has in inventory and to discontinue all use of the Friedman's Marks, provided Licensee maintains the high standards with respect to the nature and quality of the Licensed Trademark Goods and Licensed Service Mark Services as provided under this Agreement during said ninety (90) day period.

                                  ARTICLE IX:
                    OWNERSHIP AND ASSIGNABILITY OF LICENSE
                    --------------------------------------

     9.01 This Agreement and the rights and license granted hereunder shall in no way be construed to be an assignment, conveyance, or sale of any interest in any of the Friedman's Marks covered by this Agreement. The rights and licenses granted hereunder shall be personal to Licensee and shall not be sold, assigned, divided or transferred by Licensee either voluntarily or by operation of law without the prior written consent of Licensor, which consent may be granted or withheld at the sole discretion of Licensor.

     9.02 This Agreement and all of the terms and conditions provided herein shall inure to the benefit of Licensor and to its successors and assigns, without limitation.

                                  ARTICLE X:
                                 MISCELLANEOUS
                                 -------------

     10.01 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Agreement shall become binding when it is fully executed and delivered to Licensor at its principal office as set forth above.

     10.02 This Agreement has been made in Georgia and shall be construed and interpreted in accordance with the laws of the State of Georgia. Both parties consent to the jurisdiction of the courts of the State of Georgia for any dispute arising hereunder.

     10.03 Neither Licensor nor Licensee shall have any power to represent the other or to obligate or bind the other in any manner whatsoever; nor shall either party have any fiduciary relationship with the other or, subject to the terms of this Agreement, any duty or obligation to represent the interests of the other or to conduct its activities for the benefit of the other.

     10.04 Any notice required or permitted under this agreement shall be in writing, and for purposes of this Agreement, the addresses of the parties shall be the addresses

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provided above, unless either party provides written notice to the other of a change in address.

     10.05 This Agreement constitutes the entire agreement between Licensor and Licensee and may be modified or amended only by duly executed written agreement.

     10.06 Except as provided to the contrary herein, all the provisions hereof shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the Effective Date.

FRIEDMAN'S MANAGEMENT CORP.                 CRESCENT JEWELERS


By: _________________________               By: ___________________________

Name:________________________               Name:__________________________

Title:_______________________               Title:_________________________

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